                                                                    Exhibit 99.2

                              Quantra Corporation
                       Consolidated Financial Statements

Reports of Independent Accountants                                                2-3

Consolidated Financial Statements:

     Consolidated Balance Sheets as of December 31, 1996 and December 31, 1997     4

     Consolidated Statements of Operations for the years ended
     December 31, 1996 and 1997                                                    5

     Consolidated Statements of Cash Flows for the years ended
     December 31, 1996 and 1997                                                    6

     Consolidated Statements of Changes in Stockholder's Equity for the years      7
     ended December 31, 1996 and 1997

     Notes to the Consolidated Financial Statements                               8-13

Report of Independent Accountants


To the Board of Directors and Stockholder of Quantra Corporation:

We have audited the accompanying consolidated balance sheet of Quantra Corporation and Subsidiary (the ''Company'') as of December 31, 1997, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Quantra Corporation and Subsidiary as of December 31 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

As discussed in Note 11, substantially all of the assets of the Company were sold to SS&C Technologies, Inc. on March 20, 1998.


                                          /s/ Coopers & Lybrand L.L.P.


Hartford, Connecticut
June 2, 1998

Report of Independent Accountants

To the Board of Directors of Quantra Corporation

We have audited the accompanying consolidated balance sheet of Quantra Corporation (formerly Melson Technologies, Inc.)(the "Company") as of December 31, 1996, and the related consolidated statements of operations, shareholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Quantra Corporation at December 31, 1996 and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in
Note 2, the Company has incurred operating losses, has a working capital deficiency, and an accumulated deficit. To date, financial support has been substantially provided from AEGON USA Inc. ("AEGON"). As it is uncertain whether AEGON will continue to provide financial support, there is substantial doubt as to the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability of assets or the amounts and classifications of liabilities that may result from the outcome of this uncertainty.


                                              /s/ Ernst & Young LLP

Chicago, Illinois
January 23, 1997

                       Quantra Corporation and Subsidiary
                          Consolidated Balance Sheets

                                                                                     December 31,
                                                                    ---------------------------------------------
                                                                          (in thousands, except par value )
                                                                          1996                        1997
                                                                    -----------------            ----------------
ASSETS
Current Assets:
     Cash and cash equivalents                                               $  1,549                    $  1,006
     Accounts receivable, net of allowance for doubtful
     accounts of $386 and $775, respectively                                    2,861                       3,418
     Unbilled accounts receivable                                               1,279                         163
     Tax benefit due from affiliate                                               867                       1,472
     Prepaids and other current assets                                            331                          58
                                                                    -----------------            ----------------

          Total current assets                                                  6,887                       6,117

Furniture and equipment, net                                                    1,929                       1,624
Software development costs, net of accumulated
 amortization of $3,481 and $7,659, respectively                                5,606                       1,428

Other intangible assets, net of accumulated amortization
 of $3,332 and $4,701, respectively                                             2,206                         837

Deposits and other assets                                                          90                         101
                                                                    -----------------            ----------------
     Total assets                                                            $ 16,718                    $ 10,107
                                                                    =================            ================
LIABILITES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Accounts payable                                                        $    793                    $  1,175
     Accrued expenses                                                           4,455                       3,379
     Deferred revenue                                                           4,158                       4,175
     Other current liabilities                                                    888                       1,588
                                                                    -----------------            ----------------
          Total current liabilities                                            10,294                      10,317

Capital lease obligations, less current portion                                    81                          58
Other long-term liabilities                                                     1,104                           -
                                                                    -----------------            ----------------
          Total liabilities                                                    11,479                      10,375
                                                                    -----------------            ----------------
Commitments and Contingencies (Note 7)

Stockholder's equity:
     Class A cumulative preferred stock, $1 par value; 10 shares
     authorized, issued and outstanding                                            10                          10
     Class A common stock, no par value; 80 shares
     authorized; 3 issued and outstanding                                          25                          25
     Class B common stock, no par value; 1,250 shares
     authorized; 255 and 68 issued and outstanding,
     respectively                                                                   3                           1
     Additional paid-in capital                                                45,184                      56,134
     Accumulated deficit                                                      (39,983)                    (56,438)
                                                                    -----------------            ----------------
          Total stockholder's equity                                            5,239                        (268)
                                                                    -----------------            ----------------

          Total liabilities and stockholder's equity                         $ 16,718                    $ 10,107
                                                                    =================            ================



The accompanying notes are an integral part of the consolidated financial statements.

                      Quantra Corporation and Subsidiary
                     Consolidated Statements of Operations

                                                                      Year ended December 31,
                                                        ---------------------------------------------------
                                                                          (in thousands)
                                                              1996                              1997
                                                        -----------------                 -----------------
Revenues:
     Software licenses                                           $  5,895                          $  4,975
     Maintenance                                                    4,096                             3,649
     Professional services                                          3,844                             3,426
                                                        -----------------                 -----------------
          Total revenues                                           13,835                            12,050
Cost of revenues:
     Software licenses                                                893                             1,943
     Maintenance                                                      645                             1,480
     Professional services                                          4,335                             4,279
                                                        -----------------                 -----------------
          Total cost of revenues                                    5,873                             7,702
                                                        -----------------                 -----------------
Gross profit                                                        7,962                             4,348
                                                        -----------------                 -----------------
Operating expenses:
     Sales and marketing                                            7,696                             8,104
     Research and development                                       8,437                            10,018
     General and administrative                                     9,767                            11,202
                                                        -----------------                 -----------------
          Total operating expenses                                 25,900                            29,324
                                                        -----------------                 -----------------
Loss from operations                                              (17,938)                          (24,976)
Interest expense                                                        -                              (387)
Other income                                                           11                                 -
                                                        -----------------                 -----------------
Loss before benefit for income
     taxes                                                        (17,927)                          (25,363)
Benefit for income taxes                                              335                             8,908
                                                        -----------------                 -----------------
Net loss                                                         $(17,592)                         $(16,455)
                                                        =================                 =================



The accompanying notes are an integral part of the consolidated financial statements.

                      Quantra Corporation and Subsidiary
                     Consolidated Statements of Cash Flows

                                                                           Year ended December 31,
                                                               ---------------------------------------------
                                                                                (in thousands)
                                                                       1996                         1997
                                                               -----------------            ----------------
Cash flows from operating activities:
     Net loss                                                          $(17,592)                    $(16,455)
     Adjustments to reconcile net loss to net cash
      used in operating activities:
          Depreciation and amortization                                   3,053                        6,547
          Changes in operating assets and
           liabilities:
               Accounts receivable                                       (1,220)                        (557)
               Unbilled accounts receivable                                 (72)                       1,116
               Due from affiliate                                          (335)                        (605)
               Prepaids and other current assets                            179                          273
               Accounts payable                                              66                          382
               Accrued expenses                                           1,367                       (1,076)
               Deferred revenue                                             857                           17
               Other                                                       (888)                        (438)
                                                               -----------------            ----------------
Net cash used in operating activities                                   (14,585)                     (10,796)
                                                               -----------------            ----------------

Cash flows from investing activities:
     Purchases of furniture and equipment                                (1,698)                        (695)
     Additions to capitalized software                                   (3,875)                           -
     Contingent payments for acquisition of businesses                     (315)                           -
                                                               -----------------            ----------------
Net cash used in investing activities                                    (5,888)                        (695)

Cash flows from financing activities:
     Proceeds from issuance of common stock                                  15                           (2)
     Contributed capital                                                 21,988                       10,950
     Dividends paid                                                         (98)                           -
                                                               -----------------            ----------------
Net cash provided by financing activities                                21,905                       10,948

Net increase (decrease) in cash and cash
 equivalents                                                              1,432                         (543)
Cash and cash equivalents, at beginning of year                             117                        1,549
                                                               -----------------            ----------------
Cash and cash equivalents, at end of year                              $  1,549                     $  1,006
                                                               ================             ================

Supplemental disclosure of cash flow information:
     Cash paid for:
          Interest                                                     $      3                     $     13
          Income taxes                                                        -                            -

The accompanying notes are an integral part of the consolidated financial statements.

                      QUANTRA CORPORATION AND SUBSIDIARY

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY

                                (IN THOUSANDS)

                                             CLASS A PREFERRED STOCK   PREFERRED STOCK      COMMON STOCK     CLASS A COMMON STOCK
                                              SHARES         AMOUNT    SHARES    AMOUNT     SHARES AMOUNT    SHARES        AMOUNT
                                           --------------------------------------------------------------------------------------
Balance at December 31, 1995                     -         $   -           10       $ 10      1     $ 1         -        $   -
Conversion of preferred and common stock         10            10         (10)       (10)    (1)     (1)        2            13
Class A common stock issued                      -             -           -          -       -       -         1            12
Contributed capital                              -             -           -          -       -       -         -            -
Class B common stock issued                      -             -           -          -       -       -         -            -
Cash dividends:
  Preferred - $10.00 per share                   -             -           -          -       -       -         -            -
Net loss                                         -             -           -          -       -       -         -            -
                                           --------------------------------------------------------------------------------------
Balance at December 31, 1996                     10            10          -          -       -       -         3            25

Contributed Capital                              -             -           -          -       -       -         -             -
Purchase of Class B Common Stock                 -             -           -          -       -       -         -             -
Net Loss                                         -             -           -          -       -       -         -             -
                                           --------------------------------------------------------------------------------------
Balance At December 31, 1997                     10        $   10          -       $  -       -      $-         3        $   25
                                           ======================================================================================

                                                                    ADDITIONAL                      TOTAL
                                           CLASS B    COMMON STOCK    PAID-IN     ACCUMULATED    STOCKHOLDER'S
                                           SHARES        AMOUNT       CAPITAL       DEFICIT         EQUITY
                                           -------------------------------------------------------------------
Balance at December 31, 1995                  -           $   -      $ 23,208      $ (22,293)         $    926
Conversion of preferred and common stock      -               -           (12)             -                 -
Class A common stock issued                   -               -          -                 -                12
Contributed capital                           -               -        21,988              -            21,988
Class B common stock issued                   255             3             -              -                 3
Cash dividends:
  Preferred - $10.00 per share                -               -             -            (98)              (98)
Net loss                                      -               -             -        (17,592)          (17,592)
                                           -------------------------------------------------------------------
Balance at December 31, 1996                  255             3        45,184        (39,983)            5,239

Contributed Capital                           -               -        10,950              -            10,950
Purchase Of Class B Common Stock             (187)           (2)            -              -                (2)
Net Loss                                      -               -             -        (16,455)          (16,455)
                                           -------------------------------------------------------------------
Balance At December 31, 1997                  68          $   1       $56,134      $ (56,438)         $   (268)
                                           ===================================================================

The accompanying notes are an integral part of the consolidated financial statements.

                      Quantra Corporation and Subsidiary
                  Notes to Consolidated Financial Statements
       (amounts in thousands, except share data, unless otherwise noted)



1.    Organization

Effective April 1, 1996, Melson Technologies, Inc. amended its Articles of Incorporation to change the name of the corporation to Quantra Corporation (the "Company").

The Company is a national investment management software and consulting firm that specializes in providing information systems and services to financial institutions, insurance companies, real estate managers, investors, and owners. As of December 31, 1997, the Company is a wholly owned subsidiary of AEGON USA Realty Advisors, Inc. ("AEGON"). See Note 11.

2.    Basis of Presentation

Prior to the sale of substantially all of the Company's assets (see Note 11), the Company had incurred significant operating losses and had a working capital deficiency. Management had anticipated that operating losses and negative cash flows would continue into 1998 as the Company continued to invest in software development activities. It was not clear as to whether the combination of a new line of fully integrated and technologically current product offerings, along with expanded distribution networks and access to new market segments, would return the Company to profitability. The Company's ability to continue as a going concern had been fully dependent upon continued funding from AEGON. Funding provided by AEGON has been reflected in the accompanying financial statements as contributed capital.

3.   Summary of Significant Accounting Policies

The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

          Reincorporation

On March 8, 1996, the Company changed its state of incorporation from Texas to Delaware. In connection with the reincorporation, the Company changed the amount and type of authorized common and preferred stock, as reflected in the accompanying consolidated balance sheets and statements of stockholder's equity. See Notes 9 and 10.

          Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated.

          Revenue Recognition

The Company recognizes revenue in accordance with the Statement of Position ("SOP") No. 91-1 on software revenue recognition issued by the American Institute of Certified Public Accountants ("AICPA").

The Company licenses the right to use its software to customers under perpetual license agreements. The Company generally recognizes license revenues on delivery of the software to the customer provided that collection of the resulting receivable is considered probable, unless the Company has significant future obligations remaining under the license agreement or there is significant uncertainty about customer acceptance. If there are significant future obligations or uncertainty about customer acceptance, revenue is recognized when such obligations are satisfied and any uncertainty about acceptance becomes insignificant.

Deferred maintenance revenue is recognized as maintenance revenue ratably over the contract term, generally one-year. Revenue from consulting and support services is recognized as the work is performed. Earned but unbilled accounts receivable represent amounts earned by the Company for license revenues or services performed but not yet billed.

          Cash and Cash Equivalents

The Company considers all short-term investments with maturities of 90 days or less when purchased, and money market fund investments, to be cash equivalents.

                      Quantra Corporation and Subsidiary
                  Notes to Consolidated Financial Statements
       (amounts in thousands, except share data, unless otherwise noted)


     Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation expense is calculated using the straight-line method over five years for furniture, fixtures, and office equipment and three years for computer equipment. Depreciation expense, including depreciation of assets recorded under capital leases, amounted to $836 and $1,000 in 1996 and 1997, respectively.

     Capitalized Software Costs

The Company capitalizes software costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed." The Company commences amortization of capitalized software upon general release of the software products to customers. Costs are amortized over the estimated economic lives of the respective products, five years or less, on a product-by-product basis using the gross revenue method. Amortization of capitalized software costs was $1,028 and $4,178 in 1996 and 1997, respectively.

     Other Intangible Assets

Other intangible assets includes non-competition agreements and goodwill associated with certain acquisitions (See Note 4). Amortization expense for non-competition agreements is calculated using the straight-line method over the term of the agreement, generally five years. Goodwill is amortized using the straight-line method over five years. Amortization of other intangible assets was $1,189 and $1,369 in 1996 and 1997, respectively.

     Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable.

The Company licenses software and provides services to clients primarily in the real estate industry throughout the United States. The Company performs periodic credit evaluations of its customers' financial condition and generally does not require collateral. Receivables are generally due within 30 days. Credit losses from customers have historically been within management's expectations, and management believes that the current allowance for doubtful accounts is adequate.

     Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." Under SFAS 109, an asset and liability approach is used to recognize deferred tax assets and liabilities for the future tax consequences of items that have already been recognized in its financial statements and tax returns. A valuation allowance is established against net deferred tax assets if, based on the weight of available evidence, it is more likely than not that some or all of the net deferred tax assets will not be realized.

The Company is included in the AEGON US Holding Corporation and Subsidiaries' ("Affiliated Company") consolidated income tax returns. See Note 11. The Affiliated Company provided the Company with the benefit from utilization of the Company's net operating losses in the 1997 and 1996 consolidated returns.

     Advertising

The Company expenses the production costs of advertising as incurred. Advertising expenses for the years ended December 31, 1996 and 1997 were $638 and $210, respectively.


     Accounting Standards

In June 1997, the FASB issued two pronouncements, Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income," ("SFAS No. 130") and No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). SFAS No. 130 establishes standards for reporting and display of comprehensive income, which is defined as the equity of a business enterprise during a period from nonowner sources. SFAS No. 130 is effective for years beginning after December 15, 1997 and requires restatement of financial statements for all prior years presented. The adoption of SFAS No. 130, to be included in the Company's 1998 financial statements, is expected to only impact the presentation of financial information.

SFAS No. 131 requires public companies to report all financial and descriptive information about operating segments in their financial statements and requires selected information about operating segments to be reported on the basis that is used internally for evaluating segment performance and allocation of resources. SFAS No. 131 is effective for financial statements for periods beginning after December 15, 1997 and requires presentation of comparative information for prior periods presented. The adoption of SFAS No. 131 is expected to impact the way the Company reports information about its operating segments.

In October 1997, the AICPA issued Statement of Position ("SOP") No. 97-2, Software Revenue Recognition, which is effective in fiscal years beginning after December 15, 1997. Retroactive application of the provisions of SOP 97-2 from the previously issued SOP on software revenue recognition is prohibited. The adoption of SOP 97-2 will begin with financial statements for 1998.

                      Quantra Corporation and Subsidiary
                  Notes to Consolidated Financial Statements
       (amounts in thousands, except share data, unless otherwise noted)



          Reclassification

Certain amounts in the 1996 consolidated financial statements have been reclassified to conform with the 1997 presentation.

4.    Acquisitions

On November 2, 1995, the Company acquired certain assets and assumed certain liabilities relating to the Investment Management division of Magnus Software Corporation ("Magnus"). The acquisition was accounted for using the purchase method of accounting. The final cost of the acquisition is contingent based upon future sales of acquired products and, accordingly, as the purchase price contingencies are resolved, the purchase price is allocated to identifiable assets and liabilities based on their estimated fair value at the acquisition date. A minimum guaranteed payment has been recorded as a current liability as of December 31, 1997. Results of operations for the acquisition are included in the consolidated financial statement since the date of acquisition.

The purchase price was allocated to the net assets acquired and net liabilities assumed based on their fair values as follows:

Current assets, including cash of $1,100    $ 1,599
Current liabilities                          (1,826)
                                            -------
Working capital                                (227)
Other assets                                  1,000
Other liabilities                            (1,000)
Property, plant and equipment                   227
                                            -------
Fair value of net assets acquired           $     -
                                            -------

As a result of the sale of the Company's assets (see Note 11), Magnus has asserted additional rights associated with this acquisition. The Company is currently evaluating these claims and has provided for its assessment of the obligation to Magnus.

On May 17, 1993, the Company acquired 100% of the outstanding common stock of Financial Automation, Ltd. ("FAL"), a developer and distributor of real estate valuation software. The purchase price consisted of contingent cash payments based upon future revenues from certain software and related services over a three-year period from the date of purchase. The Company also executed non-competition agreements with certain former employees and shareholders of FAL under a similar contingent payment structure. The combined purchase price and non-competition payments are not to exceed $2,150. As of December 31, 1996 and 1997, combined purchase price and non-competition payments totaling $1,724 and $272, respectively, had been paid or accrued. The acquisition is being accounted for using the purchase method and, accordingly, as the purchase price contingencies are resolved, the purchase price is allocated to identifiable assets based on their estimated fair value at the acquisition date. On February 12, 1994, certain parties to the FAL stock purchase agreement and non-competition agreements agreed to defer the timing of the payment of part of the consideration under those agreements. On that date, the Company also canceled certain employment agreements and consulting agreements related to the FAL acquisition, resulting in a one-time charge of $600, included in general and administrative expenses, to be paid in future years. The deferred portions of the consideration payable under the stock purchase agreement and non-competition agreements, and the one-time cancellation charge, totaled approximately $697 at December 31, 1996. The remaining deferred balance was paid in 1997.

5.    Furniture and Equipment

Furniture and equipment at December 31 consists of the following:

                                    1996          1997
                                   --------------------
Computer equipment and software    $3,320        $4,043
Office equipment                      486           485
Furniture and fixtures                647           620
                                   --------------------
                                    4,453         5,148

Accumulated depreciation           (2,524)       (3,524)
                                   --------------------
                                   $1,929        $1,624
                                   --------------------

                      Quantra Corporation and Subsidiary
                  Notes to Consolidated Financial Statements
       (amounts in thousands, except share data, unless otherwise noted)

6.    Income Taxes

At December 31, 1997, the Company had net operating loss carryforwards of $26,500 which expire at various dates through 2011.

The deferred tax assets and liabilities are as follows:

                                1996              1997
                              --------------------------
Total deferred tax assets     $ 10,200         $  8,645
Less:  valuation allowance     (10,200)          (8,645)
                              --------         ---------
Net deferred tax assets       $      -         $      -
                              --------         ---------

The Company also has Separate Return Limitation Year ("SRLY") net operating loss carryforwards of $12,400 and expire at various dates through 2009.

The temporary difference that give rise to significant portions of deferred tax assets and deferred tax liabilities relate primarily to net operating loss carryforwards, accounts receivable reserves and differences between financial statement and tax bases of fixed assets and intangibles.

The difference between the reported income tax benefit and what might be expected by applying the federal statutory rate to the operating loss before income tax benefit is primarily attributable to the ability of the Affiliated Company to utilize the losses incurred by the Company for each respective year and non deductible items.

7.    Commitments and Contingencies

        Lease Commitments

The Company leases office facilities under non-cancelable operating lease agreements. Rental expense totaled $1,130 and $1,295 in 1996 and 1997, respectively, and is included in general and administrative expenses.

Future minimum lease commitments under non-cancelable operating leases at December 31, 1997, are as follows:

1998                                  $1,034
1999                                     648
2000 and thereafter                        -
                                      ------
                                      $1,682
                                      ------

The Company leases office equipment under capital leases. Future minimum payments under capital leases consisted of the following at December 31, 1997:

1998                                   $27
1999                                    29
2000                                    29
                                      ----
Total minimum lease payments            85
Amounts representing interest          (11)
                                      ----
                                       $74
                                      ----

          Legal Contingencies

In the normal course of business, the Company is named as a defendant in various lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities, if any, which may ultimately result from such lawsuits are not expected to have a material adverse effect on the financial statements of the Company.

          License Agreements

The Company has license agreements with various developers and producers of computer software, which require the Company to pay royalties, some of which are based upon a percentage of net revenues of the product. During the years ended December 31, 1996 and 1997, the Company paid royalties of $720 and $431, respectively.

On December 30, 1994, the Company entered into an agreement with FlexiInternational Software, Inc. ("Flexi"), whereby Flexi granted to the Company a nonexclusive license to develop software and create

                      Quantra Corporation and Subsidiary
             Notes to Consolidated Financial Statements-Continued
       (amounts in thousands, except share data, unless otherwise noted)


modified software using Flexi source code, Flexi proprietary development tools, and Flexi proprietary code generation tools. Flexi also granted to the Company a worldwide, semi-exclusive license to reproduce, sublicense, market, distribute, support, and service the software and the modified software to clients in the real estate industry. The total of the committed base payments, $920, was charged to research and development expenses in the year ended December 31, 1994. The total amount outstanding under this agreement was $380 and $80 at December 31, 1996 and 1997, respectively. Additionally, the agreement requires the Company to pay royalties based upon a percentage of net revenues from the software and the modified software. No such royalties were incurred for the years ended December 31, 1996 and 1997.

8.    Employee Benefit Plans

The Company established the Melson Technologies Savings and Investment Plan, a defined-contribution plan, for the benefit of all of the eligible employees which allows participants to contribute up to 20% of eligible annual compensation and which requires the Company to match 25% of those contributions, up to a maximum of 1% of each participant's compensation for the plan year. Company matching contributions were $92 and $91 for 1996 and 1997, respectively. The plan is funded in accordance with applicable regulatory guidelines and plan assets are held by an unrelated third party.

9.    Preferred Stock

Effective June 1, 1996, the Company amended its Articles of Incorporation to authorize issuance of 20,000 shares of preferred stock, 10,000 of which have been designated as Class A preferred stock. The Class A preferred stock has a par value of $1.00 and a stated value of $1,000 per share and earns cumulative dividends at 1% of the stated value per annum payable annually on March 31, 1997, and each year thereafter. Upon occurrence of an event which constitutes a change in control, as defined in the Articles of Incorporation, the Company is obligated to redeem the preferred shares at a price equal to $1,520 per share plus appreciation at the rate of 8% per annum from the date of issuance, plus the payment of all accrued but unpaid dividends as of the date of redemption. Upon liquidation or dissolution of the Company, the preferred shares shall receive preferential distribution of assets equal to the sum which would be payable upon a change in control redemption before any distributions may be made to holders of common shares. As a result of the sale described in Note 11, the preferred stockholders have deferred their rights of redemption for a period of time of at least two years. The preferred shares are non-voting, except in matters which involve amending the Articles of Incorporation or authorization or issuance of share or convertible securities which may have an equal or senior preference as to the payment of dividends or rights upon liquidation or dissolution. The designation of additional series of preferred stock, including stated value, dividend rate, and redemption value, are to be determined by the Board of Directors. No such designation was made in 1997.

10.    Common Stock Plan

During 1996, the Company adopted a Class B Common Stock Plan (the "Plan") for eligible employees and directors of the Company, reserving 1,250,000 shares for awards in various forms, including stock options, rights to purchase, and stock appreciation rights. These awards are granted at exercise prices which are determined by the Board of Directors at the estimated fair market value of the Company's Class B common stock at the date of grant.

Under the Plan, employees purchased 254,900 restricted shares in 1996 at $.01 per share. The restricted shares are subject to a call option, which is released ratably over the four-year period beginning on the date of grant. An additional 327,100 non-qualified stock options were granted in 1996 with an exercise price of $.01 per share. These options vest either: (i) 50% immediately and the remaining ratably over a four-year period beginning on the first anniversary of the date of grant, or (ii) ratably over a four-year period beginning on the first anniversary of the date of grant. Upon termination of employment for any reason other than death, eligible retirement, or total disability of participant, any options that have not vested shall terminate and be of no further force or effect. All options, if not exercised or terminated, shall terminate on the tenth anniversary of the vesting date. Approximately 47,650 options were exercisable at December 31, 1996 and 1997, respectively. At December 31, 1997, there were an additional 668,000 Class B shares available for future grants under the Plan. See Note 11.



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

                      Quantra Corporation and Subsidiary
             Notes to Consolidated Financial Statements-Continued
       (amounts in thousands, except share data, unless otherwise noted)

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, "Accounting for Stock-Based Compensation." This statement encourages companies to record compensation costs for stock options granted to employees on the date of grant based on the fair value of these options. Alternatively, it allows companies to continue to measure compensation based on the difference between the option exercise price and the fair market value on the date of grant. The Company has elected to continue measuring compensation under Accounting Principle Board Opinion No. 25. The pro forma net loss under SFAS No. 123 requirements would not be significantly different from the reported 1996 and 1997 net loss.

11.    Subsequent Event

Pursuant to an Asset Purchase Agreement among the Company, SS&C Technologies, Inc. ("SS&C") and AEGON dated March 20, 1998, substantially all of the assets of the Company were sold to SS&C. The assets were sold for 546,019 shares of SS&C's common stock and $2.3 million in cash, plus the costs of effecting the transaction. SS&C also agreed to assume certain liabilities of the Company. Additionally, the Company and SS&C entered into an Escrow Agreement pursuant to which an additional $1.2 million will be held in escrow to reimburse SS&C in connection with certain acquisition costs and the breaches, if any, of representations, warranties or covenants, by the Company. In connection with this transaction, the Company effectively ceased all normal day-to-day operations, all outstanding non-qualified options expired without value, and the Class B Common Stock Plan was terminated.


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